                                                                   Exhibit 10.32

                           KOPPERS INDUSTRIES, INC.
                            1998 STOCK OPTION PLAN

                             Amended and Restated
                               November 9, 1999

                           KOPPERS INDUSTRIES, INC.
                            1998 STOCK OPTION PLAN
                              Amended & Restated
                               November 9, 1999


1.   Purpose
     The purpose of the Koppers Industries, Inc. 1998 Stock Option Plan (hereafter referred to as the "1998 Plan") is to advance the interests of Koppers Industries, Inc. (hereafter referred to as the "Company") by achieving a greater commonality of interest between shareholders and key employees, by enhancing the Company's ability to retain and attract highly qualified key employees and by providing an additional incentive to such key employees to achieve the Company's long-term business plans and objectives. This purpose will be achieved through the granting under the 1998 Plan of (a) incentive stock options within the meaning of Section 422A of the Internal Revenue Code of 1986 as amended, and (b) non-qualified stock options (all options other than incentive stock options). Incentive and non-qualified stock options granted under this 1998 Plan shall hereinafter be referred to as "Options."

     The 1998 Plan is separate and distinct from: (a) the Koppers Industries, Inc. Restated and Amended Stock Option Plan dated February 21, 1996 ("Restated and Amended Plan"); and (b) the Koppers Industries, Inc. 1997 Stock Option Plan (the "1997 Plan"). Accordingly, the Options granted under the 1998 Plan are separate from and are in addition to options granted under the Restated and Amended Plan and the 1997 Plan.

2.   Administration
     The 1998 Plan shall be administered by the Human Resources and Compensation Committee (hereinafter referred to as the "Committee"), in accordance with the directions of the Board of Directors of Koppers Industries, Inc. (the "Board").

     The Board shall have full and final authority with respect to the 1998 Plan to (i) interpret all provisions of the 1998 Plan consistent with the law; (ii) designate the key em0ployees to receive grants of Options; (iii) determine the frequency of option grants; (iv) determine the number and type of options to be granted to each key employee; (v) specify the number of shares subject to each option; (vi) prescribe the form and terms of instruments evidencing any options granted under this 1998 Plan; (vii) make specific awards when appropriate;
(viii) adopt, amend and rescind general and specific rules and regulations for the 1998 Plan's administration; and (ix) make all other determinations necessary or advisable for the administration of this 1998 Plan.

     No member of the Committee or the Board shall be liable for any action taken or determination made in good faith. The members of the Committee and Board shall be indemnified by the Company for any acts or omissions in connection with the 1998 to the full extent permitted by Pennsylvania and Federal regulatory statutes.

3.   Shares Available for Options
     Subject to the adjustments provided in the Section 8 of the 1998 Plan, the aggregate number of shares of the voting common stock of the Company for which Options may be granted under the 1998 Plan shall be 627,685 shares. In the event that an option granted under the 1998 Plan to any individual expires or is terminated unexercised as to any shares covered thereby, such shares shall thereafter be available for the granting of options to such individuals or other individuals under the 1998 Plan. Any shares of KII stock tendered by the optionee to pay the option exercise price shall thereafter be available for granting as options to such individuals or other individuals under the plan.

     The maximum aggregate number of shares for which Options may be granted to any optionee in any one fiscal year under the 1998 Plan ("Optionee") shall not exceed 100,000 shares.

     For purposes of this plan, no options shall be granted under this Plan if the effect of exercising such grant would be to reduce Saratoga Partners' ownership level below 52% of voting shares on a fully diluted basis.

     Options granted under the 1998 plan will be fulfilled, upon exercise, with authorized and unissued shares of the voting common stock of the Company.

4.   Eligibility
     Present and future officers and key employees of the Company who are regularly employed on a salary basis shall be eligible to participate in the 1998 Plan.

5.   Option Price
     The Board shall establish the Option price at the time any Option is granted in such amount as the Board shall determine. The Option price will be subject to adjustment in accordance with the provisions of Section 8 of the 1998 Plan.

6.   Option Provisions
     The terms and conditions of the Options as determined from time to time by the Board shall be evidenced by stock option agreements in such form as the Board shall approve, provided, however, that all Options granted under the 1998 Plan shall be subject to the following:

     (a) The price per share with respect to each Option shall be payable at the time the Option is exercised. Such price shall be payable by delivering to the Company other shares of common stock of the Company owned by the Optionee. Shares delivered to the Company in payment of the Option price shall be valued at the fair value of the common stock of the Company as of the most recent validation date. Fair value shall be determined in accordance with the valuation method specified by the Board. In special circumstances where the optionee has not had an opportunity to purchase KII shares equal to the option price, the Chief Executive Officer shall have the discretion to accept cash equal to the exercise price in lieu of KII stock.

     (b) The right to purchase shares shall be cumulative so that when the right to purchase any shares has accrued such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option.

     (c) The term of the Option shall not extend beyond ten (10) years from the date of grant of the Option.

     (d) Each Option shall not be transferable by the Optionee except by will or the laws of descent and distribution of the state of his or her domicile at the time of his or her death. During the lifetime of the Optionee, any Option shall be exercisable only by such Optionee.

     (e) In the event of the death of the Optionee, his or her personal representatives shall have the right, within one year after the date of death (but not after the expiration date of the Option), to exercise his or her Option with respect to all or any part of the shares of stock as to which the deceased Optionee had not exercised his or her Option at the time of his or her death.

     (f) If the employment of an Optionee is terminated because of permanent and total disability, as defined under Section 22(e)(3) of the U.S. Internal Revenue Code of 1986, as amended, he or she will have the right, within ninety (90) days after the date of such termination (but in no event after the expiration date of the Option), to exercise his or her Option with respect to all or any part of the shares of stock as to which he or she had not exercised his Option at the time of such termination.

     (g) If an Optionee retires in accordance with the provisions of any retirement plan of the Company or is involuntarily terminated without cause, he or she shall have the right, within three (3) years after the date of his or her retirement or termination (but in no event after the expiration date of the Option) to exercise his or her Option with respect to all or any part of the shares of stock as to which he or she had not exercised his or her Option at the time of retirement or termination.

     (h) If the employment of an Optionee is terminated for any reason other than death, permanent and total disability, involuntary termination without cause or retirement, he or she shall have the right, within thirty (30) days after the date of such termination (but in no event after the expiration date of the Option), to exercise his or her Option with respect to all or any part of the shares of stock as to which he or she had not exercised his Option at the time of such termination, except that if the Optionee's employment was terminated by the Company for cause, as determined by the Board, or if the Optionee voluntarily terminates his or her employment without the consent of the Company (of which fact the Board shall be the sole judge), then the optionee forfeits his or her rights under the Option except as to shares of stock already purchased.

     (i) The optionee shall have the right to have shares withheld to meet the minimum federal tax withholding liability or the tax liability can be paid in cash.

7.   Noncompetition, Noninducement and Nondisclosure
     Notwithstanding any other provision hereof, if the employment of the Optionee is terminated pursuant to Sections 6(f), 6(g) or 6(h), then for a three
(3) year period following such termination: (a) all of the Optionee's unexercised Stock Options shall terminate forthwith; (b) the Optionee shall agree to immediately pay the Company an amount equal to any gain received as a result of exercising Stock Options granted under this Agreement; and (c) the Optionee shall agree to immediately pay the Company an amount equal to the price which the Company paid (pursuant to Section 7.1 of the Stockholders' Agreement) to purchase any of the Optionee's Common Stock obtained through the exercise of Stock Options granted under this Agreement less exercise costs including strike price and taxes paid, if the Optionee directly or indirectly (1) engages in or becomes financially interested in any business activities which are the same as, similar to or in competition with business activities carried on by the Company, or being planned by the Company (except that the Optionee may hold for investment up to one percent (1%) of any class of equity securities of a publicly traded company); or (2) induces or attempts to influence any employee, customer, independent contractor or supplier of the Company to terminate employment or any other relationship with the Company; of (3) discloses to, or uses for the direct or indirect benefit of any person or entity, any information regarding the business methods, procedures, techniques, research or development projects or results, financial information, trade secrets, or other knowledge of the Company acquired by the optionee while in the employ of the Company, unless such information is otherwise lawfully accessible to the trade or the general public.

8.   Adjustment of Shares
     In the event there is any change in the common stock of the Company by reason of any reorganization, recapitalization, stock split, stock dividend or otherwise, the number or kind of shares available for Options under the 1998 Plan and the number or kind of shares subject to any Option and the per share Option price thereof shall be appropriately adjusted by the Board.

9.   Change in Control
     In the event the Board requires participants to hold options for a specified period of time prior to exercise and the Company experiences a change of control, any outstanding Stock Options hereunder shall vest, and all Optionees shall have the right to exercise his or her Option with respect to all or any part of the shares of stock as to which each Optionee had not yet exercised his Option immediately prior to such event. For purposes of the 1998 Plan, a change in control in ownership is defined as a change in ownership of over fifty percent (50%) of the outstanding shares of voting common stock of the Company, liquidation or dissolution of the Company, sale of substantially all of the Company, or a merger, consolidation or combination in which the Company is not a survivor. A change in control in ownership does not include any changes in the ownership of voting common stock of the Company arising from purchase of such stock in an initial public offering.

10.  Amendment of 1998 Plan
     The Board shall have the right to amend, suspend, or terminate the 1998 Plan at any time. No amendment, suspension or termination of the 1998 Plan shall alter or impair any Options previously granted under the 1998 Plan, without the consent of the holder thereof.

11.  Compliance with Law
     No Option shall be exercisable and no shares will be delivered under this 1998 Plan except in compliance with all applicable Federal and State laws and regulations.

12.  No Right to Employment
     This 1998 Plan shall not be construed to give any employee of the Company any right to be awarded any Options other than at the sole discretion of the Board; to limit in any way the right of the Company to terminate the employment of any employee at any time; or to be evidence of any agreement or understanding, expressed or implied, that the Company will employ any employee in any particular position or at any particular rate of remuneration or for any particular period of time.

13.  Effective Date and Term of 1998 Plan
     The effective date of the 1998 Plan shall be the date of the adoption by the Board. The 1998 Plan shall remain in effect until December 31, 2007 or until terminated by the Board, whichever date occurs first.

14.  Severability and Reformation
     The provisions of this Plan will be severable, and if any portion of this Plan is held to be unlawful or unenforceable, the same will not affect any other portion of this Plan, and the remaining terms and conditions or portions thereof will remain in effect. This Plan will be construed in such case as if such unlawful or unenforceable portion had never been contained in this Plan, in order to effectuate the intentions of the Company.

     In furtherance and not in limitation of the foregoing, should any restriction covered under this Plan, including any restriction on business activities, be found by any court of competent jurisdiction to be overly broad, the Company intends that such court will enforce this Plan in any less broad manner the court may find appropriate by construing such overly broad provisions to cover only that duration, extent or activity which may be enforceable.